UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2006
CONNETICS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(650) 843-2800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 1, 2006, Connetics Corporation, or the Company, issued a press release announcing it has issued new inducement stock option grants to 87 non-executive employees hired in connection with the Company’s acquisition of PediaMed Pharmaceuticals, Inc.’s sales organization. These inducement grants, which individually consist of 1,500, 2,250, or 3,500 share grants, cover an aggregate 139,500 shares of common stock, and are classified as non-qualified stock options, were approved by the Compensation Committee of the Company’s Board of Directors. These option awards were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $15.10  per share which is equal to the fair market value of the Company’s common stock on February 1, 2006, the date of grant, (b) a term of 10 years, and (c) a vesting schedule providing that 500 shares of each option are fully vested on the date of grant, and that the option is exercisable as to an additional 1/8th of the total grant on the six-month anniversary of each individual’s hire and 1/48th of the total grant each month thereafter until the grant is fully vested.
     A copy of the form of Non-Qualified Stock Option Agreement between the Company and each of the 87 non-executive employees is attached to this report as Exhibit 10.1 and incorporated into this Item 1.01 by reference.
     A copy of the press release announcing the Company’s issuance of these inducement grants is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement between Connetics Corporation and each of the non-executive employees

99.1	Press Release dated February 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: February 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Non-Qualified Stock Option Agreement between Connetics Corporation and each of the non-executive employees

99.1	Press Release dated February 1, 2006